Exhibit 99.1

NETSOL Technologies reports fiscal first quarter 2027 revenue growth of 9.3% and gross margin expansion to 50.5%

First quarter revenue rises 9.3% to $16.4 million; GAAP net income of $0.16 million compared with a net loss in the prior-year period

ENCINO, Calif., Nov. 12, 2026 (GLOBE NEWSWIRE) -- NETSOL Technologies, Inc. (Nasdaq: NTWK), a provider of AI-enabled solutions and services powering OEMs, dealerships and financial institutions to sell, finance and lease assets, reported results for its fiscal first quarter ended September 30, 2026.

First quarter highlights▪

▪	First quarter revenue increased 9.3% to $16.4 million, compared with $15.0 million in the prior-year period; subscription and support revenue increased 6.1% to $9.5 million.
▪	First quarter gross margin expanded by more than 1,100 basis points to 50.5%, compared with 39.4% in the prior-year period; income from operations was $0.4 million, compared with an operating loss of $1.8 million.
▪	First quarter GAAP net income attributable to NETSOL was $0.16 million, or $0.01 per diluted share, compared with a net loss of $2.36 million, or $0.21 per diluted share, in the prior-year period.
▪	First quarter adjusted EBITDA attributable to NETSOL was $0.48 million, compared with negative $1.66 million in the prior-year period.
▪	Net cash used in operating activities was $5.6 million, primarily attributable to working capital; cash and cash equivalents were $19.7 million at September 30, 2026.

First quarter fiscal 2027 financial results

Revenue

Total net revenues for the first quarter of fiscal 2027 increased 9.3% to $16.4 million, compared with $15.0 million in the prior-year period. On a constant currency basis, total net revenues were $16.5 million. First quarter revenue and gross margin were each the highest for a first quarter in the past five fiscal years.

Subscription (SaaS and Cloud) and support revenues increased 6.1% to $9.5 million, compared with $9.0 million in the prior-year period.

Services revenues increased 6.3% to $6.4 million, compared with $6.0 million in the prior-year period.

Gross profit and operating income

Gross profit increased to $8.3 million, or 50.5% of net revenues, compared with $5.9 million, or 39.4% of net revenues, in the prior-year period. Gross margin expanded by more than 1,100 basis points.

Gross margin benefited from revenue mix and the capitalization of approximately $1.0 million of software development costs, compared with none in the prior-year period.

Headcount was 1,272 at September 30, 2026, compared with 1,370 at June 30, 2026 and 1,442 at September 30, 2025.

Income from operations was $0.4 million, compared with a loss from operations of $1.8 million in the prior-year period, representing an operating margin of 2.5% compared with negative 12.2%.

Net income and non-GAAP results

GAAP net income attributable to NETSOL was $0.16 million, or $0.01 per diluted share, compared with a net loss of $2.36 million, or $0.21 per diluted share, in the prior-year period.

Consolidated net income was $0.53 million, compared with a consolidated net loss of $2.22 million in the prior-year period. Net income attributable to non-controlling interests was $0.37 million, compared with $0.14 million.

The improvement reflects stronger gross margin performance and a significantly narrower foreign currency exchange loss of $7,000, compared with $287,000 in the prior-year period.

Non-GAAP results for the first quarter, compared with the prior-year period, were:

▪	Non-GAAP EBITDA: $0.78 million, compared with negative $1.78 million.
▪	Consolidated adjusted EBITDA: $0.89 million, compared with negative $1.35 million.
▪	Adjusted EBITDA attributable to NETSOL: $0.48 million, compared with negative $1.66 million.

Cash flow and balance sheet

Net cash used in operating activities for the first quarter was $5.6 million, compared with $5.3 million provided by operating activities in the prior-year period. The change was primarily attributable to working capital: contract liabilities decreased $3.4 million, contract assets increased $2.6 million and accounts payable and accrued expenses decreased $1.5 million, partially offset by a $1.1 million decrease in accounts receivable. The company also invested approximately $2.0 million in property, equipment and capitalized software development, compared with approximately $0.5 million in the prior-year period. This included approximately $1.0 million of capitalized software development costs, compared with none in the prior-year period, which also contributed to the gross margin improvement.

Cash and cash equivalents were $19.7 million at September 30, 2026 compared with $27.1 million at June 30, 2026, reflecting the working capital movements described above. Working capital was $29.1 million at September 30, 2026.

NETSOL stockholders’ equity was $42.0 million at September 30, 2026.

On October 30, 2026, the board of NETSOL Technologies Limited, the company’s majority-owned subsidiary listed on the Pakistan Stock Exchange, recommended a buy-back of up to 4,000,000 of its shares, approximately 4.45% of its issued capital, to be held in treasury and funded from the subsidiary’s distributable profits. The proposal is subject to shareholder approval on December 3, 2026. The company is not assigning a financial benefit to the proposal at this stage.

Separately, on October 1, 2026, the Board of NETSOL Technologies Europe Limited began evaluating strategic alternatives for its subsidiary Virtual Lease Services Limited (VLS), including a potential sale or wind-down, though no plan has been approved or agreement executed. VLS revenue for the three months ended September 30, 2026 represented approximately 1.7% of consolidated revenues, and its total assets represented approximately 1.3% of total consolidated assets. If a sale or wind-down is completed, the company may recognize a loss on disposal and incur exit-related costs, which cannot be estimated at this time.

Management commentary

Najeeb Ghauri, Founder and Chief Executive Officer of NETSOL Technologies, Inc., commented:

“This quarter shows the kind of progress we set out to deliver entering fiscal 2027. Revenue, gross margin and profitability all moved in the right direction compared with a year ago, and we did it while continuing to strengthen our commercial pipeline and deepen trust with our largest customers. That combination, growth, margin improvement and deepening customer relationships, is what we mean when we talk about making this company’s performance more predictable.”

Asad Ghauri, Global Head of Sales and Group Managing Director of Europe at NETSOL Technologies, Inc., commented:

“We saw strong commercial momentum this quarter. We brought Transcend Retail live across two new U.S. dealerships, Atlanta Autos and Royal Coach RV, and BMO Equipment Finance, a 30-year customer, moved from our legacy LeasePak platform onto Transcend Finance, part of a broader pattern we’re seeing across our install base.”

Sardar Abubakr, Chief Financial Officer of NETSOL Technologies, Inc., commented:

“The first quarter marked a clear improvement from where we stood a year ago. Revenue grew 9.3%, gross margin expanded more than 1,100 basis points and we moved from an operating loss to operating income, with net income attributable to NETSOL of $0.16 million compared with a loss of $2.36 million a year ago.”

“In the fourth quarter we billed and collected ahead of delivery, and in the first quarter we delivered against those billings. That is most of the operating cash outflow. Our liquidity is fine and we can fund the business through the year.”

“Our priorities for the remainder of the year are unchanged: grow recurring revenue, build on this quarter’s year-over-year margin gains and continue converting consolidated performance into value for NETSOL shareholders.”

Conference call

NETSOL Technologies management will hold a conference call Thursday, November 12, 2026, at 9:00 am Eastern Time (6:00 am Pacific Time) to discuss its results for the first quarter of fiscal 2027 ended September 30, 2026. A question-and-answer session will follow management’s prepared remarks.

Participant dial-in: 1-877-407-0789 or 1-201-689-8562

A live webcast of the conference call will be available here. Information about the webcast will also be available on the Investor Relations section of NETSOL’s website at www.netsoltech.com.

Telephone replay:

Telephone replays will be made available approximately 3 hours after conference end time.

Replay dial-in: 1-844-512-2921 or 1-412-317-6671

Replay expiration: Thursday, November 26, 2026 at 11:59 PM ET

Access ID: 13763709

About NETSOL Technologies

NETSOL Technologies delivers state-of-the-art solutions for asset finance, leasing and digital automotive retail, serving automotive and equipment OEMs, dealerships, auto captives and financial institutions across over 30 countries. Since its inception in 1997, NETSOL has been at the cutting edge of technology, pioneering innovations with its asset finance solutions, and today leverages advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NETSOL fosters strong partnerships with its customers, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, NETSOL is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the company’s products and services, expectations for future operations, fiscal 2027 guidance for revenues, gross margin and adjusted EBITDA, contracted revenue, remaining performance obligations and revenue visibility, AI-enabled products and productivity initiatives, the company’s efficiency program, capital allocation, potential strategic partnerships and acquisitions, potential structural actions concerning non-controlling interests, and other statements that are not historical facts. These forward-looking statements may be identified by terminology such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “targets,” “guidance,” “assumes,” and similar expressions. These statements are not guarantees of future performance and are subject to a number of risks, uncertainties, and assumptions that are difficult to predict. The fiscal 2027 outlook assumes continued subscription growth, execution of contracted implementations, disciplined cost management and no material acquisitions. Factors that could cause actual results to differ materially include, but are not limited to, the timing of customer agreements, go-lives, contract signings and renewals, implementation milestones, the rate of adoption of AI-enabled product capabilities, foreign currency volatility, customer concentration and customer decisions, the timing of advance billings and collections, investment levels, competition, geopolitical and macroeconomic conditions, and other factors discussed in NETSOL’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NETSOL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP financial measures

This press release includes references to non-GAAP EBITDA, non-GAAP adjusted EBITDA, gross, and non-GAAP adjusted EBITDA, net, which are non-GAAP financial measures. Non-GAAP EBITDA is net income before non-controlling interest, income taxes, depreciation and amortization, interest expense and interest income. Non-GAAP adjusted EBITDA, gross, further excludes foreign currency exchange gains and losses and non-cash stock-based compensation; non-GAAP adjusted EBITDA, net, further deducts the adjusted EBITDA attributable to non-controlling interests. Management believes these measures assist investors in evaluating operating performance and comparing results across periods. Non-GAAP measures should be considered in addition to, and not as substitutes for, the most directly comparable GAAP measures. Reconciliations of these measures to net income attributable to NETSOL, the most directly comparable GAAP measure, together with an explanation of how management uses these measures, are provided in Schedule 4 of the financial tables that follow.

Investor Relations Contact:

Investor Relations

(818) 222-9195

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

		As of
	September 30, 2026	June 30, 2026

ASSETS
Current assets:
Cash and cash equivalents	$19,697,789	$27,123,955
Accounts receivable, net of allowance of $161,853 and $48,606	9,144,194	10,286,342
Contract assets, net of allowance of $0 and $10	18,977,455	16,240,564
Other current assets	4,160,460	3,210,315
Total current assets	$51,979,898	$56,861,176
Contract assets, net - long term	2,483,199	2,467,018
Property and equipment, net	5,550,633	5,683,502
Right of use assets - operating leases	795,642	831,196
Other assets	7,242	7,241
Other intangible assets, net	3,619,868	2,686,392
Goodwill	9,302,524	9,302,524
Total assets	$73,739,006	$77,839,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,276,077	$8,708,029
Current portion of loans and obligations under finance leases	8,139,155	8,187,170
Current portion of operating lease obligations	499,603	447,332
Contract liabilities	6,941,958	10,287,225
Total current liabilities	$22,856,793	$27,629,756
Loans and obligations under finance leases; less current maturities	174,082	212,982
Operating lease obligations; less current maturities	260,146	428,491
Total liabilities	$23,291,021	$28,271,229

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 18,000,000 shares authorized; 12,910,343 shares issued and 11,971,312 outstanding as of September 30, 2026, 12,825,028 shares issued and 11,885,997 outstanding as of June 30, 2026	129,106	128,253
Additional paid-in-capital	130,276,620	130,188,049
Treasury stock (at cost, 939,031 shares as of September 30, 2026 and June 30, 2026)	(3,920,856)	(3,920,856)
Accumulated deficit	(38,175,758)	(38,338,727)
Other comprehensive loss	(46,295,697)	(46,462,794)
Total NetSol stockholders’ equity	$42,013,415	$41,593,925
Non-controlling interest	8,434,570	7,973,895
Total stockholders’ equity	$50,447,985	$49,567,820
Total liabilities and stockholders’ equity	$73,739,006	$77,839,049

Schedule 2: Consolidated Statements of Operations

	For the Three Months Ended September 30,
	2026	2025
Net Revenues:
License fees	549,263	72,225
Subscription and support	9,505,208	8,960,555
Services	6,357,989	5,979,143
Total net revenues	$16,412,460	$15,011,923

Cost of revenues	$8,131,365	$9,099,933
Gross profit	$8,281,095	$5,911,990

Operating expenses:
Selling, general and administrative	7,700,709	7,536,353
Research and development cost	171,626	214,343
Total operating expenses	$7,872,335	$7,750,696

Income (loss) from operations	$408,760	$(1,838,706)

Other income and (expenses)
Interest expense	(111,360)	(174,611)
Interest income	301,068	280,974
Gain (loss) on foreign currency exchange transactions	(6,811)	(286,917)
Other income	47,677	17,670
Total other income (expenses)	$230,574	$(162,884)

Net income (loss) before income taxes	$639,334	$2,001,590)
Income tax provision	(105,126)	(215,775)
Net income (loss)	$534,208	$(2,217,365)
Non-controlling interest	(371,239)	(139,923)
Net income (loss) attributable to NetSol	$162,969	$(2,357,288)

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.01	$(0.21)
Diluted	$0.01	$(0.21)

Weighted average number of shares outstanding
Basic	11,906,981	11,429,695
Diluted	11,926,869	11,429,695

Schedule 3: Consolidated Statements of Cash Flows

	For the Three Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	534,208	(2,217,365)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	332,284	324,606
Provision for bad debts	112,794	(1,583)
Gain on sale of assets	(46,594)	(16,613)
Stock based compensation	102,900	145,400
Changes in operating assets and liabilities:
Accounts receivable	1,105,032	1,218,992
Contract assets	(2,639,619)	4,282,495
Other current assets	(172,448)	(323,491)
Accounts payable and accrued expenses	(1,476,931)	1,176,241
Contract liabilities	(3,407,627)	714,879
Net cash provided by (used in) operating activities	$(5,556,001)	$5,303,561

Cash flows from investing activities:
Purchases of property and equipment	(976,009)	(485,281)
Sales of property and equipment	46,594	16,687
Investment in associates	0	25,396
Increase in intangible assets	(1,001,481)	0
Net cash used in investing activities	$(1,930,896)	$(443,198)

Cash flows from financing activities:
Proceeds from exercise of subsidiary options	20,292	64,147
Proceeds from bank loans	0	242,421
Payments on finance lease obligations and loans - net	(119,298)	(115,350)
Net cash provided by (used in) financing activities	$(99,006)	$191,218
Effect of exchange rate changes	159,737	281,093
Net increase (decrease) in cash and cash equivalents	$(7,426,166)	$5,332,674
Cash and cash equivalents at beginning of the period	27,123,955	17,357,944
Cash and cash equivalents at end of period	$19,697,789	$22,690,618

Schedule 4: Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA

	For the Three Months Ended September 30,
	2026	2025
Net Income (loss) attributable to NetSol	$162,969	$(2,357,288)
Non-controlling interest	371,239	139,923
Income taxes	105,126	215,775
Depreciation and amortization	332,284	324,606
Interest expense	111,360	174,611
Interest (income)	(301,068)	(280,974)
EBITDA	$781,910	$(1,783,347)
Add back:
Currency exchange (gain) loss	6,811	286,917
Non-cash stock-based compensation	102,900	145,400
Adjusted EBITDA, gross	$891,621	$(1,351,030)
Less non-controlling interest (a)	(406,674)	(305,661)
Adjusted EBITDA, net	$484,947	$(1,656,691)

(a) The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows:

Net Income (loss) attributable to non-controlling interest	$371,239	$139,923
Income Taxes	25,391	39,805
Depreciation and amortization	72,671	75,085
Interest expense	33,855	48,827
Interest (income)	(93,372)	(79,772)
EBITDA	$409,784	$223,868
Add back:
Currency exchange (gain) loss	(3,110)	81,793
Non-cash stock-based compensation	0	0
Adjusted EBITDA of non-controlling interest	$406,674	$305,661